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                                                                    EXHIBIT (11)

                 OPINION AND CONSENT OF DECHERT PRICE & RHOADS

                               [FORM OF OPINION]

                             Dechert Price & Rhoads
                             1775 Eye Street, N.W.
                           Washington, DC 20006-2401

                                                                     May 8, 2000

Pacific Select Fund
700 Newport Center Drive
Newport Beach, California 92660

Re: Pacific Select Fund, on behalf of the Managed Bond Portfolio

Dear Gentlepersons:

   We have acted as counsel to Pacific Select Fund, a Massachusetts business trust (the "Fund"), and we have a general familiarity with the Fund's business operations, practices and procedures. You have asked for our opinion regarding the issuance of shares of the Managed Bond Portfolio, a series of the Fund, in connection with the acquisition by the Managed Bond Portfolio of the assets of the Bond and Income Portfolio, which will be registered on a Form N-14 Registration Statement (the "Registration Statement") to be filed by the Fund with the Securities and Exchange Commission.

   We have examined originals or certified copies, or copies otherwise identified to our satisfaction as being true copies, of various corporate records of the Fund and such other instruments, documents and records as we have deemed necessary to render this opinion. We have assumed the genuineness of all signatures, the authenticity of all documents examined by us and the correctness of all statements of fact contained in those documents.

   On behalf of the foregoing, it is our opinion that the shares of the Fund being registered under the Securities Act of 1933 in the Registration Statement have been duly authorized and will be legally and validly issued, fully paid and non-assessable by the Fund upon transfer of the assets of the Bond and Income Portfolio pursuant to the terms of the Plan of Reorganization included in the Registration Statement.

   We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to all references to our firm therein.

                                          Very truly yours,